On October 15, 2004, the shareholders of the Fund (acquiring fund) approved the combination of the funds in the following table:

        Acquiring Fund                         Target Fund
        --------------                         -----------
     VST Fundamental Value                VST Fundamental Value B


This combination provided for the transfer of substantially all of the assets and liabilities of the target fund to the acquiring fund in exchange solely for the fund shares of the acquiring fund. The acquisition was accounted for as a tax-free exchange as follows:

      Trust Shares                      Target Fund        Acquiring Fund           Acquiring Fund
       Issued by         Target Fund     Unrealized        Net Assets Prior       Aggregate Net Assets
     Acquiring Fund      Net Assets     Appreciation        to Combination         After Combination
     --------------      ----------     ------------        --------------         -----------------
         4,933           $ 56,823          $ 4,338            $ 141,631              $ 198,453


On June 18, 2004, the shareholders of the Fund (acquiring fund) approved the combination of the funds in the following table:


        Acquiring Fund                         Target Fund
        --------------                         -----------
VST International Equity Index        MIT International Index Trust


These combinations provided for the transfer of substantially all of the assets and liabilities of the target funds to the acquiring funds in exchange solely for the fund shares of the acquiring funds. The acquisitions were accounted for as tax-free exchanges as follows:

                                                       Target Fund
                    Trust Shares                       Unrealized          Acquiring Fund        Acquiring Fund
                    Issued by        Target Fund      Appreciation/       Net Assets Prior     Aggregate Net Assets
Acquiring Fund    Acquiring Fund     Net Assets       (Depreciation)      to Combination        After Combination
--------------    --------------     ----------       --------------      --------------        -----------------
Series I               1,750          $ 24,566         $    621              $ 33,341               $ 57,907

Series II              1,462          $ 20,531         $ (6,020)                $ 536               $ 21,067

On October 15, 2004, the shareholders of the Fund (acquiring fund) approved the combination of the funds in the following table:

           Acquiring Fund                        Target Fund
           --------------                        -----------
        VST Large Cap Growth                VST Fundamental Growth
        VST Large Cap Growth                VST Large Cap Growth B


These combinations provided for the transfer of substantially all of the assets and liabilities of the target funds to the acquiring fund in exchange solely for the fund shares of the acquiring fund. The acquisitions were accounted for as a tax-free exchanges as follows:

                       Trust Shares                       Target Fund      Acquiring Fund        Acquiring Fund
                        Issued by        Target Fund      Unrealized      Net Assets Prior     Aggregate Net Assets
  Target Fund         Acquiring Fund     Net Assets       Appreciation     to Combination       After Combination
  -----------         --------------     ----------       ------------     --------------       -----------------
VST Fundamental
Growth                    1,730           $ 23,265           $   749         $ 575,514            $ 598,779

VST Large Cap
Growth B                  2,078           $ 27,949           $ 1,045         $ 598,779            $ 626,728


On October 15, 2004, the shareholders of the Fund (acquiring fund) approved the combination of the funds in the following table:

           Acquiring Fund                        Target Fund
           --------------                        -----------
         VST Mid Cap Value B                   VST Mid Cap Value


This combination provided for the transfer of substantially all of the assets and liabilities of the target fund to the acquiring fund in exchange solely for the fund shares of the acquiring fund. The acquisition was accounted for as a tax-free exchange as follows:

 Trust Shares                          Target Fund           Acquiring Fund          Acquiring Fund
  Issued by           Target Fund      Unrealized            Net Assets Prior     Aggregate Net Assets
Acquiring Fund        Net Assets       Appreciation          to Combination         After Combination
--------------        ----------       ------------          --------------         -----------------
   2,966               $ 35,029         $ 1,953               $ 119,985                $ 155,014

On October 15, 2004, the shareholders of the Fund (acquiring fund) approved the combination of the funds in the following table:

           Acquiring Fund                        Target Fund
           --------------                        -----------
        VST Overseas Equity B               VST Overseas Equity C
        VST Overseas Equity B               VST Overseas Equity


These combinations provided for the transfer of substantially all of the assets and liabilities of the target funds to the acquiring fund in exchange solely for the fund shares of the acquiring fund. The acquisitions were accounted for as a tax-free exchanges as follows:

                             Trust Shares                        Target Fund      Acquiring Fund          Acquiring Fund
                              Issued by       Target Fund        Unrealized      Net Assets Prior      Aggregate Net Assets
Target Fund                 Acquiring Fund    Net Assets        Appreciation      to Combination         After Combination
-----------                 --------------    ----------        ------------      --------------         -----------------
VST Overseas Equity C           5,835          $ 58,096           $ 1,157           $ 117,174                $ 175,270

VST Overseas Equity             5,501          $ 54,780           $ 6,490           $ 175,270                $ 230,050


On October 15, 2004, the shareholders of the Fund (acquiring fund) approved the combination of the funds in the following table:

              Acquiring Fund                     Target Fund
              --------------                     -----------
        VST Small Cap Emerging Growth        VST Small Cap Growth


This combination provided for the transfer of substantially all of the assets and liabilities of the target fund to the acquiring fund in exchange solely for the fund shares of the acquiring fund. The acquisition was accounted for as a tax-free exchange as follows:

     Trust Shares                        Target Fund         Acquiring Fund            Acquiring Fund
      Issued by         Target Fund       Unrealized        Net Assets Prior        Aggregate Net Assets
    Acquiring Fund      Net Assets       Appreciation        to Combination           After Combination
    --------------      ----------       ------------        --------------           -----------------
        17,269          $ 139,231          $ 8,409              $ 71,666                 $ 210,897